Exhibit 99.4

PROXY AND POWER OF ATTORNEY

PROXY AND POWER OF ATTORNEY (the "Proxy and Power of Attorney"), effective as of June 1, 2024, between Jeffrey Bailey (the “Stockholder”) and Garrett Kyle Bailey (the “Grantee”).

WHEREAS, the Stockholder is the owner of 98,800 shares (the “Covered Shares”) of Common Stock, par value $.01 (the "Common Stock"), of Carver Bancorp, Inc. (the "Company");

WHEREAS, the Stockholder desires to enter into this Agreement with Grantee with respect to the Covered Shares.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

1.             The Stockholder hereby irrevocably constitutes, appoints, authorizes and empowers the Grantee, during the term of this Proxy and Power of Attorney, as its sole and exclusive true and lawful proxy and attorney-in-fact, with full power of substitution, (i) to vote and exercise all voting and related rights with respect to all of the Covered Shares (and any and all securities issued or issuable in respect thereof), for and in the name, place and stead of the Stockholder, at any annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, with respect to any matter that may be submitted for a vote of stockholders of the Company; and (ii) to sell, transfer, assign, pledge, hypothecate, cause to be redeemed or otherwise dispose of, and make any and all investment decisions with respect to, the Covered shares and related rights (and any and all securities issued or issuable in respect thereof). All power and authority hereby conferred is irrevocable except as set forth in this Agreement, and the Stockholder shall not and cannot exercise any of the powers conferred and granted to the Grantee under this Proxy and Power of Attorney with respect to the Covered Shares during its term.

2.            The Stockholder represents and warrants to the Grantee that, as of the date hereof, the Stockholder (i) owns all of the Covered Shares, (ii) owns all of the Covered Shares free and clear of all liens, charges, claims, encumbrances and security interests of any nature whatsoever, and (iii) has not granted any proxy to any Person (other than the Grantee) with respect to any Covered Shares or deposited such Covered Shares into a voting trust.

3.            Any securities of the Company to be issued or issuable to the Stockholder in respect of Covered Shares during the term of this Proxy and Power of Attorney shall be deemed Covered Shares for purposes of this Proxy and Power of Attorney.

4.            The term of this Proxy and Power of Attorney shall continue until terminated in accordance with Section 7 below.

5.            This Proxy and Power of Attorney shall be governed by and construed in accordance with the laws of the State of Delaware.

6.            This Proxy and Power of Attorney shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the Parties hereto.

7.            This Proxy and Power of Attorney shall terminate and have no further force or effect solely upon the earlier to occur of: (a) the sale of all of the Covered Shares by the Grantee, and (b) receipt by the Grantee of not less than sixty one days’ written notice by the Stockholder of its intent to terminate. Further, this Proxy and Power of Attorney may not be amended or modified in any manner whatsoever except by writing by the parties hereto, and such amendment shall not become effective for a period of not less than sixty one days’ from the date of such amendment.

8.            The Stockholder agrees and represents that this Proxy and Power of Attorney is coupled with an interest sufficient in law to support an irrevocable power and, except as set forth in 7. above, shall not be terminated by any act of the Stockholder, by lack of appropriate power or authority or by the occurrence of any other event or events.

9.            The Stockholder will, upon request, execute and deliver any additional documents and take such actions as may reasonably be deemed by the Grantee to be necessary or desirable to complete the Proxy and Power of Attorney granted herein or to carry out the provisions hereof.

10.          If any term, provision, covenant, or restriction of this Proxy and Power of Attorney is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Proxy and Power of Attorney shall remain in full force and effect and shall not in any way be affected, impaired or invalidated.

11.          This Proxy and Power of Attorney may be executed in any number of counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Proxy and Power of Attorney to be duly executed on the date first above written.

/s/ Jeffrey Bailey
Jeffrey Bailey

/s/ Garrett Kyle Bailey
Garrett Kyle Bailey

2